Exhibit 10.22

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS (this “Amendment”) is dated as of December 17, 2024 (subject to the satisfaction of the conditions set forth in Section 9 below, the “Effective Date”), by and among 1847 HOLDINGS LLC, a Delaware limited liability company (“Company”), each of the parties listed on the signature page as Guarantor (such Guarantors, together with the Company, sometimes referred to collectively herein as the “Obligors” and each individually as an “Obligor”), LEONITE CAPITAL LLC, a Delaware limited liability company (“Agent”), as administrative agent for Purchasers, and Purchasers identified on the signature pages hereof.

W I T N E S S E T H:

WHEREAS, Company, affiliates of Company, Agent and the note purchasers identified therein and/or party thereto from time to time (“Purchasers”) are parties to that certain Note Purchase Agreement, dated as of October 8, 2021, as amended by that certain Amendment to Note Purchase Agreement, effective as of January 22, 2024 (the “First Amendment”) , as further amended by that certain Second Amendment to Note Purchase Agreement, effective as of February 28, 2024, and as further amended by that certain Third Amendment to Note Purchase Agreement, effective as of September 30, 2024 (the “Third Amendment”, and all of the above, the “Existing Purchase Agreement”, and as amended hereby, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Company issued to Purchasers its Notes, in the original aggregate principal amount of Twenty-Four Million Eight Hundred Sixty Thousand Dollars ($24,860,000) (as amended, individually a “Note”, and collectively the “Notes”);

WHEREAS, the Third Amendment contemplated Company’s purchase of all of the outstanding shares of CMD Inc., a Nevada corporation (“CMD Inc.”), by a wholly owned and controlled subsidiary of the Company, which will be a Delaware entity (any such entity, “1847 CMD”, and such transaction, the “Contemplated CMD Transaction”);

WHEREAS, pursuant to the Amended and Restated Stock and Membership Interest Purchase Agreement, dated as of December 5, 2024 (the “Stock Purchase Agreement”), 1847 CMD Inc., as 1847 CMD, agreed to buy all outstanding shares of CMD Inc. and CMD Finish Carpentry LLC, a Nevada limited liability company (collectively, “CMD”, ands together with 1847 CMD, the “CMD Group”) (such transaction, the “CMD Transaction”);

WHEREAS, Company desires to consummate the CMD Transaction, and Company has requested Agent’s and Purchasers’ consent to the forgoing and for Agent and Purchasers to agree to release certain funds regardless of the fact that the time frames set forth in the Third Amendment has expired; and

WHEREAS, Agent and Purchasers are willing to agree to the same in strict accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged (and with respect to Agent and Purchasers, additionally in reliance upon the representations and warranties of Company set forth in Section 10 below and upon satisfaction of the conditions to effectiveness set forth in Section 9 below), the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. Acknowledgment of Indebtedness. Company hereby acknowledges and agrees that, as of December 12, 2024, Company remains liable to Purchasers for the principal amount of the notes in an amount equal to $24,094,694 plus accrued interest and prepayment obligations. Purchasers acknowledge and agree that in connection with the CMD Transaction, members of the CMD Group will (or with respect to the Working Capital Financing, may) enter into agreements listed in Exhibit A attached hereto each in form and substance provided to Purchaser prior to the date hereof (the “CMD Transaction Seller Financing Documents”). Each of the CMD Transaction Seller Financing Documents shall be subject, subordinate and junior to the Notes and the Transaction Documents in all respects.

3. CMD Transaction.

(a) Parties acknowledge and agree that the Reserve Holder currently holds$ 7,000,000 (the “Reserved Funds”) in reserve in a non-interest-bearing account. Reserve Holder hereby agrees to release the Reserved Funds to a reputable third-party in escrow, solely to be used in connection with the consummation of the CMD Transaction.

(b) Company acknowledges and agrees that in connection with the CMD Transaction, Company is required to discharge 2 lines of credit with JP Morgan Chase, N.A. and one line of credit with Clark County Credit Union (the “Lines of Credit”), one loan with Small Business Administration, one loan with US Bank and one loan with Ameris Bank (each a “Discharged Loans”) and Company has obtained pay-off letters with respect to some of the Discharged Loan. While Company intends to discharge all such Discharged Loans on or prior to closing of the CMD Transaction, to the extent the same is not discharged and relevant lien terminations are not filed on or prior to the closing of the CMD Transaction, Company shall continue to use best efforts to cause cancellation of each and every Discharged Loan and Company shall (or shall cause CMD Group to) use good faith reasonable efforts to obtain UCC-3 termination statement or if not obtained within a reasonable time, pursue termination by debtors of the financing statements in place with respect to the applicable Discharged Loans.

4. Amendment to Purchase Agreement.

(a) As of and from the Effective Date, “Permitted Indebtedness” under the Purchase Agreement shall mean only (i) the Indebtedness to the Purchasers under the Transaction Documents, (ii) the Indebtedness listed on Schedule 5(d) attached hereto, and (iii) any other Indebtedness expressly approved by Agent and Purchasers in prior writing, in each case in their sole and absolute discretion.

(b) Schedules 1.1, 3(g), 3(s)(ii), 3(t), 3(u), 3(v), 5(d) and 5(e) are hereby deleted in their entirety and are replaced with Schedules 1.1, 3(g), 3(s)(ii), 3(t), 3(u), 3(v), 5(d) and 5(e) attached hereto.

5. Fees. In consideration of Purchasers’ entering into this Amendment and consenting to the CMD Transaction, Company shall pay to Agent for the benefit of Purchasers a fee in the aggregate amount of $150,000 (the “Workout Fee”). The Workout Fee shall (i) be fully earned upon the execution of this Amendment, (ii) not be subject to refund or rebate, and (iii) be retained as a fee and not applied in reduction of the principal, interest or other amounts due in connection with the Notes.

6. Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a) the execution and delivery of this Amendment by Obligors, Agent and Purchasers;

(b) after giving effect to this Amendment the representations and warranties set forth in the Existing Purchaser Agreement shall be true and correct in all material respects and there shall be no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default;

(c) all documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and Purchasers;

(d) Company shall have delivered an organization chart showing its and its Subsidiaries organization after giving effect to the CMD Transaction, which organizational chart is attached hereto as Exhibit A.

(e) Company shall have delivered financial statements showing that after giving effect to the CMD Transaction, the Maximum Debt to EBITDA and Fixed Charge Coverage Ratio covenants set forth in the Purchase Agreement will be satisfied.

(f) Each of CMD and 1847 CMD shall have duly executed and delivered a Joinder to the Guaranty Agreement, the Security Agreement and other Transaction Documents, substantially in form and substance attached hereto as Exhibit B.

(g) Company shall have provided to Agent and Purchasers, copies of favorable UCC, Tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of CMD.

(h) Company shall have delivered an updated perfection certificate (substantially in the form of the Perfection Certificate delivered in connection with the Closing), officer’s certificates and other reasonably requested documentation with respect to each of 1847 CMD and CMD.

7. Representations and Warranties. Each Obligor hereby represents and warrants to Agent and Purchasers as follows:

(a) Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) Each Obligor has the power and authority to execute and deliver this Amendment and to perform its respective obligations under this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents;

(c) the execution, delivery and performance by each Obligor of this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents have been duly authorized by all necessary company action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental agency);

(d) this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents, as may have been or may further be amended, constitute the legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms;

(e) after giving effect to this Amendment, no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default exists or shall exist immediately following the consummation of the transactions contemplated hereby;

(f) after giving effect to this Amendment, all representations and warranties by each Obligor contained in the Transaction Documents are true and correct in all material respects as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date;

(g) Company has provided true, correct and complete copies of Stock Purchase Agreement and other documents related to the CMD Transaction (including the CMD Transaction Seller Financing Documents) to Agent and Purchaser; and

(g) by its signature below, each Obligor agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in any material respect as of the date when made or deemed made.

8. Agreement in Full Force and Effect as Amended. Except as specifically amended, consented and/or waived hereby, the Existing Purchase Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Existing Purchase Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Existing Purchase Agreement or any other Transaction Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Purchasers whether under the Existing Purchase Agreement, the other Transaction Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. This Amendment shall not constitute a novation or satisfaction and accord of the Existing Purchase Agreement and/or other Transaction Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Existing Purchase Agreement and Transaction Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Existing Purchase Agreement as amended by this Amendment. All references to the Purchase Agreement in any Transaction Document shall be deemed to mean the Existing Purchase Agreement as modified hereby and all references to the Notes in any Transaction Document shall be deemed to mean the Notes as modified hereby. For the avoidance of doubt, and not as a limitation to the applicability of the other provisions of the the Existing Purchase Agreement, the restriction against Restricted Payments as set forth in Section 3(d) of the First Amendment, the “Applicable Rate” set forth in the Third Amendment, the monthly prepayment obligation to make $500,000/month payment commencing on April 1, 2025 as set forth in Section 7(e) of the Third Amendment, the applicability of the Exit Fee as set forth in Section 7(f) of the Third Amendment and the obligation to make a $4,000,000 no later than January 31, 2025 pursuant to Section 6 of the Third Amendment continue to apply without modification.

9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Obligors and their successors and assigns and Agent and Purchasers and their respective successors and assigns.

11. Further Assurances. Company hereby agrees from time to time, as and when requested by Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Purchase Agreement and the other Transaction Documents.

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

13. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

14. Reaffirmation. Each Obligor as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Obligor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Transaction Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Obligor granted liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Obligor hereby consents to this Amendment and acknowledges that each of the Transaction Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Purchasers, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of the Obligations.

15. Waiver of Claims. Each Obligor hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Agent, any Purchaser, or any of their respective officers, directors, employees, attorneys, agents, representatives, subsidiaries, affiliates, predecessors, successors, and assigns (collectively, the “Released Parties”) with respect to the Obligations, the Transaction Documents, any Collateral for the Obligations, or any contracts, promises, commitments or other agreements related to the Transaction Documents, and that if any Obligor now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each Obligor and the Company hereby RELEASES the Released Parties from any liability therefor.

[Remainder of Page Intentionally Left Blank; Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT:

Leonite Capital LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

PURCHASERS:

ALTIMIR PARTNERS LP

By: SILAC INSURANCE COMPANY

By:	/s/ Chandra Patel
Name:	Chandra Patel
Title:	Managing Director of Antarctica Investment Advisors, LLC, as attorney-in-fact for SILAC Insurance Company

BEAMAN SPECIAL OPPORTUNITIES PARTNERS, LP

By: SILAC INSURANCE COMPANY

By:	/s/ Chandra Patel
Name:	Chandra Patel
Title:	Managing Director of Antarctica Investment Advisors, LLC, as attorney-in-fact for SILAC Insurance Company

Leonite Capital LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

COMPANY:

1847 Holdings LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

GUARANTORS:

1847 Wolo Inc.
1847 Cabinet Inc.
Kyle’s Custom Wood Shop, Inc.
Sierra Homes LLC
Wolo Industrial Horn & Signal, Inc. Wolo Mfg. Corp.
1847 CMD Inc.,
CMD Inc.
CMD Finish Carpentry LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman